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                                                                Exhibit 99(g)(1)

                            Amendment #6 to Exhibit A

         Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Portfolios is hereby amended:

                               LIST OF PORTFOLIOS
                              ---------------------

The following is a list of Portfolios referred to in the first WHEREAS clause of the Agreement.

Asset Management Portfolio II
Asset Management Portfolio III
Liquid Assets Portfolio
EAFE Equity Index Portfolio
Small Cap Portfolio
Small Cap Index Portfolio
U.S. Bond Index Portfolio
PreservationPlus Portfolio
PreservationPlus Income Portfolio
Quantitative Equity Portfolio

Dated as of February 28, 2001


                                                     BT INVESTMENT PORTFOLIOS

                                                     By: /s/ Daniel O. Hirsch

                                                     Name:  Daniel O. Hirsch

                                                     Title: Secretary


                                                     BANKERS TRUST COMPANY

                                                     By: /s/ William G. Butterly

                                                     Name: William G. Butterly

                                                     Title: Director